EXHIBIT 99.1


                        Callaway Golf Suspends Guidance;
               Leadership Transition Facilitates Business Review

    CARLSBAD, Calif.--(BUSINESS WIRE)--September 14, 2004--Callaway Golf Company (NYSE:ELY) today announced that it is suspending previously announced quarterly and annual earnings guidance in an effort to fully review the business given the appointment of new Chief Executive
Officer William C. Baker. Specifically, the Company is re-evaluating the timing of new product launches and the status of products currently in the marketplace as part of a long term strategic plan. As part of this analysis, it was determined that suspending guidance was the prudent course of action because of several unknowns, including re-order status for the balance of the year and the timing of new product launches, either of which could reduce sales and earnings in 2004 to levels significantly below those that were predicted earlier.

    Callaway Golf Chief Executive Officer William C. Baker stated, "We are engaged in a full business review and based on our initial evaluation, we have concluded that guidance should be suspended. Given the fact that our evaluation period will likely last through the remainder of 2004, we believe that it is inappropriate to set short term expectations without all the facts." Baker continued, "We will, however, focus on strengthening the business for the long term and, consistent with that view, we will look to support our core brands and will take a measured and disciplined approach to the introduction of new products."
    Based on the aforementioned factors, the Company no longer expects to reach its earlier annual guidance estimates of between $975 and $990 million in net sales and between $0.15 and $0.25 fully diluted earnings per share, including estimated integration charges of approximately $0.25 per share. The Company also no longer expects to reach its previously issued guidance for the Third Quarter which includes net sales of approximately $150-$160 million with losses estimated at $0.37-$0.42 per diluted share.
    "We intend to place our primary focus where it belongs -- on doing what is best for our brands and our business long term," said Mr. Baker. "For these reasons, we will schedule the timing of our new product launches to ensure that the Company is maximizing the sales potential of these new products and fostering strategic interests," Mr. Baker continued. "Applying these principles to today's marketplace, this means that some products previously considered for launch in 2004 will be delayed to 2005 to permit a more powerful launch, with better developed marketing plans and stronger inventories."
    "We also will continue monitoring our inventory levels at retail through the remainder of this year," Mr. Baker reported. "While it's true that recent price reductions have stimulated sales, it is premature to predict the level of re-orders for the balance of the year. Retail inventories are still being affected by no-charge product being shipped to 'net down' existing inventories. In addition, severe weather in parts of the U.S., including the areas hit by recent hurricanes, may negatively impact the clearing of inventory at retail. Again, we are taking a perspective that focuses on the kind of inventory management that will ultimately provide room at retail for new products when they are launched."
    Mr. Baker concluded, "We strongly believe in the Callaway Golf family of brands, our people, and our ability to emerge from this transition period a stronger, more focused company. To that end, our recent signing of Phil Mickelson, who joins Arnold Palmer, Annika Sorenstam and all of our other great staff professionals, is solid validation of our golf club and golf ball technology and a strong step in the right direction for the promotion of our brand. In fact, in just a few short days since joining the Callaway Golf family, Phil has generated tremendous enthusiasm among customers, consumers and employees, and his popularity and credibility with golf fans provides great visibility for our Company. We look to build on our relationship with Phil and our other professionals to translate our marketing into profitability for our shareholders, which is our singular long term goal."
    Mr. Baker was appointed to the position of CEO effective August 2, 2004. He also serves as Chairman of the Board, and has been a director of Callaway Golf since 1994. Although he was appointed as "interim" CEO, Mr. Baker's term in the office has not been specified by the Board, and no search process for a different CEO has been commenced, nor is one planned for the immediate future. Mr. Baker will host the Company's regularly scheduled conference call to discuss third quarter financial results in October.

    Disclaimer: Statements used in this press release that relate to future plans, events, financial results or performance, including any statements regarding future profitability, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. These statements are based upon current information and expectations. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to delays, difficulties or unanticipated costs in integrating the Top-Flite Golf and Callaway Golf assets, brands and businesses, the maintenance of good vendor relationships, adverse market and economic conditions, market acceptance of current and future products, adverse weather conditions and seasonality, competitive pressures, fluctuations in foreign currency exchange rates, delays, difficulties or increased costs in the manufacturing of the Company's golf club or ball products, or in the procurement of materials or resources needed to manufacture the Company's golf club or ball products, any rule changes or other actions taken by the USGA or other golf association that could have an adverse impact upon demand for the Company's products, a decrease in participation levels in golf and the effect of terrorist activity or armed conflict on the economy generally, on the level of demand for the Company's products or on the Company's ability to manage its supply and delivery logistics in such an environment. For additional information concerning these and other risks and uncertainties, see Part I, Item 2 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, as well as other risks and uncertainties detailed from time to time in the Company's reports on Forms 10-K, 10-Q and 8-K subsequently filed from time to time with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
    Callaway Golf Company makes and sells Big Bertha(R) Metal Woods and Irons, including ERC(R) Fusion(R) Drivers and Fairway Woods, Great Big Bertha(R) II Titanium Drivers and Fairway Woods, Great Big Bertha II 415 Titanium Drivers, Big Bertha Titanium Drivers and Big Bertha Stainless Steel Fairway Woods, Hawk Eye(R) VFT(R) Tungsten Injected(TM) Titanium Irons, Big Bertha Stainless Steel Irons, Steelhead X-16(R) and Steelhead X-16 Pro Series Stainless Steel Irons, Game Enjoyment System(TM) (GES(TM)), Callaway Golf Forged+ Wedges and Callaway Golf Forged Wedges, and Callaway Golf Tour Blue(TM) Putters. Callaway Golf Company also makes and sells Odyssey(R) Putters, including White Hot(R), TriHot(R), DFX(R) and Dual Force(R) Putters. Callaway Golf Company makes and sells the Callaway Golf(R) HX(R) Tour balls, HX Blue and HX Red balls, Big Bertha(TM) Blue and Big Bertha Red balls, and the Warbird(R) balls. Callaway Golf also owns and operates The Top-Flite Golf Company, a wholly owned subsidiary that includes the Top-Flite(R) and Ben Hogan(R) brands. For more information about Callaway Golf Company, please visit our websites at www.callawaygolf.com, www.topflite.com and www.odysseygolf.com.

    CONTACT: Callaway Golf Company
             Brad Holiday or Larry Dorman
             760-931-1771